Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290085

Prospectus Supplement

(To Prospectus dated September 12, 2025)

Up to $5,355,687

Class A Common Stock

We have entered into a Sales Agreement (the “sales agreement”) with Yorkville Securities, LLC (the “Agent”) relating to shares of our Class A common stock, par value $0.01 per share (“Common Stock”), offered by this prospectus supplement (“Prospectus Supplement”) and the accompanying prospectus (the “Base Prospectus”). In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5,355,687 to or through the Agent as principal and/or agent.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “GNLN.” On January 5, 2026, the last reported sale price of our Common Stock was $1.66 per share.

Sales of our Common Stock, if any, under this Prospectus Supplement and the accompanying Base Prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the sales agreement, the Agent is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of Common Stock requested to be sold by us, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of our Common Stock sold pursuant to the sales agreement will be 3.0% of the gross proceeds of any shares of Common Stock sold under the sales agreement. See “Plan of Distribution” beginning on page S-25 for additional information regarding the Agent’s compensation. In connection with the sale of our Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agent against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was approximately $16,067,061 based on 4,739,546 outstanding shares of common stock held by non-affiliates and a per share price of $3.39, the closing price of our common stock on November 24, 2025 which is the highest closing sale price of our common stock within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third our public float in any 12-calendar month period. We are thus currently eligible to offer and sell up to an aggregate of approximately $5,355,687 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page S-9 of this Prospectus Supplement, and under similar headings in the documents that are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Base Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Yorkville Securities

The date of this prospectus supplement is January 7, 2026

PROSPECTUS SUPPLEMENT

I

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement and the accompanying Base Prospectus are part of a registration statement on Form S-3 (File No. 333-290085), as amended, that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, which was declared effective by the SEC on September 12, 2025. Under the shelf registration process, we may offer shares of our Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $5,355,687. This Prospectus Supplement and the documents incorporated herein by reference include important information about us, the shares of Common Stock being offered and other information you should know before investing in our Common Stock. This Prospectus Supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in, the accompanying Base Prospectus and the documents incorporated by reference into this Prospectus Supplement. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in the accompanying Base Prospectus or any document incorporated by reference into this Prospectus Supplement that was filed with the SEC before the date of this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document that is incorporated by reference into this Prospectus Supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this Prospectus Supplement, the accompanying Base Prospectus and the information incorporated or deemed to be incorporated by reference in this Prospectus Supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We and the Agent have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this Prospectus Supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agent are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this Prospectus Supplement is accurate as of any date other than as of the date of this Prospectus Supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this Prospectus Supplement or any sale of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this Prospectus Supplement, the documents incorporated by reference into this Prospectus Supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this Prospectus Supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this Prospectus Supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this Prospectus Supplement outside the United States. This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the Prospectus Supplement and accompanying Base Prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Greenlane Holdings, Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to Greenlane Holdings, Inc., and its subsidiaries.

S-1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in, or incorporated by reference into, this Prospectus Supplement and the accompanying Base Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire Prospectus Supplement and the accompanying Base Prospectus, including the information incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision.

Company Overview

Founded in 2005, Greenlane Holdings, Inc. is a premier global platform for the development and distribution of premium cannabis accessories, vape devices, and lifestyle products. With three different mergers in 2021, Greenlane was able to strengthen its leading position as a consumer ancillary products house-of-brands business, significantly expanding its customer network, bringing strategic relationships with leading cannabis multi-state operators (“MSOs”), cannabis single-state operators (“SSOs”), and Canadian licensed producers (“LPs”). Greenlane provides a wide array of ancillary products to thousands of cannabis producers, processors, brands, and retailers (“Cannabis Operators”). In addition, it serves specialty retailers, smoke shops, head shops, convenience stores, and consumers directly through its own proprietary web stores and large online marketplaces such as Amazon.

We have been developing a world-class portfolio of both our own proprietary brands (the “Greenlane Brands”) along with close partner brands that we believe will, over time, deliver higher margins and create long-term value for our customers and shareholders. Our Greenlane Brands include our more affordable product line - Groove, our premium smoke shop and ancillary product brand - Higher Standards, and our child-resistant packaging brand - Pollen Gear. In collaboration with our partner brands, including the innovative silicone pipes and accessories line, Eyce, and the premium vaporizer brand, DaVinci, Greenlane is strategically positioned to serve as a comprehensive one-stop shop for all buyers. We also have category exclusive licenses for the premium Marley Natural branded products, as well as the Keith Haring branded products.

The Greenlane Brands, along with a curated set of third-party products, are offered to customers through our proprietary, owned and operated e-commerce platforms which include Wholesale.Greenlane.com, Vapor.com, PuffItUp.com, HigherStandards.com, and MarleyNaturalShop.com. Additionally, our presence on popular e-commerce platforms such as Amazon, Etsy, and eBay enables us to reach customers directly, providing them with valuable resources and a seamless purchasing experience.

We merchandise vaporizers, packaging, and other ancillary products in the United States, Canada, Europe, and Latin America. We distribute products to retailers through wholesale operations and distribute products to consumers through constantly evolving e-commerce activities. We operate our own distribution centers in the United States, while also utilizing third-party logistics (“3PL”) locations in the United States, Europe, and Canada. We have made tremendous progress consolidating and streamlining our warehouse and distribution in 2023, including the consolidations of our warehouse in Worcester, MA and 3PL location in Hebron, KY to our owned facility in Moreno Valley, California in 2023.

Greenlane offers a full-spectrum of products, positioning us to meet all our customers’ growing demands. We focus on serving consumers across wholesale, retail, and e-commerce operations-offering all of our Greenlane Brands, as well as ancillary products and accessories from select leading third-party brands such as Storz and Bickel, Grenco Science, PAX, Cookies, and more. These products form a central part of our growth strategy, especially as it relates to scaling our own portfolio of higher-margin proprietary owned brands. In addition, we serve Cannabis Operators by providing ancillary products essential to their daily operations and growth, such as packaging and vaporization solutions, including our Greenlane Brand Pollen Gear.

S-2

Recent Developments

Appointment of Bruce Linton as Chairman of the Board of Directors

On December 9, 2025, following the Company’s 2025 annual meeting of stockholders, the Board of Directors of the Company appointed Bruce Linton to serve as Chairman of the Board, effective immediately.

Our BERA Treasury Strategy

Adoption of a BERA Treasury Policy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, of which our principal holding will be BERA, the native digital asset of the layer-1 blockchain protocol known as Berachain (“Berachain”). Our Board of Directors (the “Board”) approved our new Treasury Policy on October 23, 2025, authorizing the long-term accumulation of BERA as a strategic corporate reserve asset. The Board has created a Digital Assets Committee comprised of Bruce Linton, our Chairman, and Billy Levy, our director, and chaired by Mr. Linton, to oversee our Treasury Policy. The Board also appointed Benjamin Isenberg as our Chief Investment Officer, who will manage our BERA treasury strategy.

In addition to operating our development and distribution of premium cannabis accessories, vape devices, and lifestyle products business, our management will focus its resources in accordance with the Treasury Policy and a significant portion of the balance sheet will be allocated to holding BERA in our digital asset treasury.

Currently our Treasury Policy is primarily dedicated to BERA, and we do not intend to allocate treasury assets to other digital assets at this time. As a result, our assets will be highly concentrated in a single digital asset. Adverse developments specific to BERA, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. To mitigate price risk, we may from time to time hedge our BERA exposure in whole or in part using a combination of call options, put options, total return swaps, futures, or other derivative instruments executed through regulated or institutional-grade counterparties. However, there can be no assurance that such hedging strategies will be available at favorable terms, executed without market impact, or sufficient to offset adverse price movements in BERA.

Our Treasury Policy is intended to bring value to our stockholders through the following:

● utilizing capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital to further our strategy under the Treasury Policy to purchase and hold more BERA;

● purchasing BERA, either through open market purchases, block trades, or other negotiated transactions, including both locked and unlocked BERA;

● actively participating in decentralized finance (“DeFi”) protocols and other onchain strategies, including staking and validator activities, as well as liquidity provisioning activities, to earn additional rewards and transform the treasury into a productive, revenue-generating asset;

● selling our BERA holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to generate cash flow, diversify our Treasury, or to repurchase shares of our Common Stock when our Board believes such activities will result in accretive value creation for our stockholders and at such times when it is legally permissible to do so.

S-3

Berachain and the Berachain Ecosystem

Berachain is a decentralized, open-source, EVM-compatible layer-1 blockchain engineered for high throughput, low latency, and full compatibility with Ethereum tooling, smart contracts, and infrastructure. This design enables seamless porting of Ethereum decentralized applications (“dApps”) and allows Berachain to adopt major Ethereum upgrades with minimal friction, providing developers immediate access to a growing, high-performance alternative network.

Berachain utilizes a novel proof of liquidity consensus mechanism (“PoL”) that integrates network security with active liquidity provisioning. The network revolves around three core participant groups:

●	validators who are responsible for securing the network by proposing and attesting to new blocks in exchange for network rewards;

●	users comprising of individuals and organizations that use Berachain for a variety of purposes (e.g., transferring value, interacting with dApps and participating in DeFi protocols); and

●	developers worldwide who are contributing to the Berachain protocol by building dApps and creating new use cases for the network.

The PoL consensus model utilizes a dual-token model, each as described below:

●	BERA is the native gas and staking token on the Berachain protocol. It is used to pay transaction fees and execute smart contracts. Validators stake BERA to participate in the PoL consensus mechanism, with the top 69 validators holding the highest staked amount of BERA forming the set of active validators eligible to earn block rewards.

●	BGT is a non-transferable token on the Berachain protocol. It is emitted only to validators as part of block rewards and is earned solely through on-chain participation in PoL. Validators must stake BGT to specific dApps’ reward vaults in order to direct the allocation of future BGT emissions by the Berachain protocol. A dApp reward vault that receives delegated BGT may distribute that BGT to users in exchange for predefined actions, such as providing liquidity, executing trades, or interacting with protocol features. Any holder of BGT may burn it on a 1:1 basis to mint an equivalent amount of BERA.

Using these two tokens, PoL is designed to create a network incentive flywheel whereby validators stake BERA to secure the blockchain and earn BGT through block production, then stake or delegate BGT to dApps to direct future emissions. dApps in turn award BGT to users for liquidity provisioning or protocol usage, and users can burn BGT 1:1 for BERA.

BERA holders may stake their BERA tokens to participate in the PoL consensus mechanism. By staking BERA, participants contribute to network security, and earn yield from PoL incentive redirections, thereby reinforcing the economic foundation of the Berachain network.

Custody of BERA

We currently intend to self-custody our BERA, utilizing secure multi-party computational (“MPC”) wallets offered by Fireblocks, an institutional digital assets platform that allows users the ability to build custody workflows with embedded maker/checker steps, enforceable trade limits, and recovery capabilities. In light of the significant amount of BERA tokens we intend to accumulate, we expect to continually evaluate and implement self-custody best practices as well as, if deemed desirable, third-party digital asset custody solutions.

On-chain Activities

We intend to grow our BERA position over time, not only via purchases and acquisition but also via DeFi, staking and validator activities. Under our Treasury Policy, a portion of our BERA may be allocated to select DeFi protocols to generate additional returns. We also intend to delegate a portion of our BERA to Berachain’s native staking protocol for liquid BERA, through which we may earn rewards that can be redeployed into the Berachain ecosystem or used for general corporate purposes. Further, we may from time to time operate one or more validators to help secure the network. As a validator, we will be entitled to (1) earn gas fees and priority fees; (2) collect incentives provided by dApp and protocol developers for directing BGT rewards to their respective rewards vaults; and (3) receive a base block reward anytime we successfully propose a block.

S-4

Regulations

Depending on the regulatory characterization of BERA, the markets for cryptocurrency in general, and our activities in particular, our business and our BERA acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our BERA strategy in line with our Treasury Policy.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements. For example, within the past few years:

● President Trump has signed an Executive Order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and this working group submitted a report with regulatory and legislative proposals on July 30, 2025;

● in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

● in May 2025, the SEC issued a statement providing its view that certain staking activities on blockchain networks that use protocol staking activities do not involve the offer or sale of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934;

● in April and August 2024, Uniswap Labs and OpenSea, respectively, publicized that they had each received a Wells Notice from the SEC, notifying them that the SEC was planning to recommend legal action against them based on allegations that they operate as unregistered securities exchanges; however, in February 2025 each of Uniswap Labs and OpenSea announced that the SEC had closed their investigations without taking any enforcement action;

● in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, the Commodity Futures Trading Commission (the “CFTC”), the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network (“FinCEN”) to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;

● the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets;

● in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market and promotional activities in “cryptoassets;” and

● in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency trading activities and declared all cryptocurrency transactions illegal within the country.

As digital assets have grown in both popularity and market size, there has been increasing focus on the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. Many U.S. state, federal and international agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets. If we are found to have purchased or sold any of our BERA to or from bad actors that have used BERA to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in BERA by us may be restricted or prohibited.

The CFTC takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, currently, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing.

However, the U.S. Congress is contemplating multiple bills related to digital assets and the digital assets market, including by specifying the regulatory oversight authority for the applicable regulators and defining key concepts related to digital assets. In particular, the Digital Asset Market Clarity Act of 2025 (“Clarity Act”), previously passed by the U.S. House of Representatives, is expected to, if promulgated into law, define a digital asset that is intrinsically linked to and derives value from use in a blockchain system as a “digital commodity”, and provide for certain exclusions or exemptions for digital commodities from being treated or regulated as a “security.” Under the CLARITY Act, the CFTC will have primary regulatory oversight authority over spot digital commodities. Similarly, the Responsible Financial Innovation Act currently under discussions in the U.S. Senate would give the CFTC jurisdiction over any agreement, contract or transaction involving certain qualifying digital assets. Neither the CLARITY Act nor the Responsible Financial Innovation Act have been passed or signed into law, and will require further rules to be promulgated to implement. In addition, CFTC regulations and CFTC oversight and enforcement authority continue to apply with respect to futures, swaps, other derivative products and certain retail leveraged transactions involving digital assets.

Our activities involving BERA and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope.

S-5

October 2025 PIPE Transaction

Securities Purchase Agreements

On October 20, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Subscribers”) pursuant to which the Company agreed to sell and issue to the Cash Subscribers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 3,328,012 shares (the “Cash Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), at an offering price of $3.84 per share (the “Cash Purchase Price”), and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants” and, together with the Common Stock, the “Cash Securities”) to purchase 9,789,166 shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) at a purchase price equal to the Cash Purchase Price less $0.01 per Cash Pre-Funded Warrant. In the Cash Offering, the Cash Subscribers will tender any of U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Securities.

Each of the Cash Pre-Funded Warrants is exercisable for one share of Common Stock at the remaining exercise price of $0.01 per Cash Pre-Funded Warrant Share, and may be exercised at any time following the closing of the Cash Offering until all of the Cash Pre-Funded Warrants issued in the Cash Offering are exercised in full. Each Cash Subscriber’s ability to exercise its Cash Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

On October 20, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreements” and, together with the Cash Subscription Agreements, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Subscribers” and, together with the Cash Subscribers, the “Subscribers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Subscribers in a private placement offering (the “Cryptocurrency Offering” and, together with the Cash Offering, the “Offerings”) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase 15,504,902 shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) which the native digital asset of the Berachain blockchain, referred to as BERA (“BERA”), will be valued for purposes of the Cryptocurrency Subscription Agreements at $1.9477 for Cryptocurrency Subscribers (based on the seven day trailing VWAP using Binance 1-hour Kline data), or $0.9836 in the case of the Berachain Foundation (representing a 49.5% discount). The Pre-Funded Warrants have an exercise price of $0.01 per share. In the Cryptocurrency Offering, the Cryptocurrency Subscribers will tender either Unlocked BERA tokens or Locked BERA tokens to the Company as consideration for the Cryptocurrency Pre-Funded Warrants.

The exercise of the Cryptocurrency Pre-Funded Warrants into Cryptocurrency Pre-Funded Warrant Shares is subject to stockholder approval (“Stockholder Approval”), for which we held meeting of the stockholders , and such warrants will not be exercisable for Common Stock until such Stockholder Approval is received. Pursuant to the Cryptocurrency Subscription Agreement, the Company held a special meeting of stockholders to obtain Stockholder Approval on December 16, 2025, wherein the Stockholder approval was obtained. Each of the Cryptocurrency Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.01 per Cryptocurrency Pre-Funded Warrant Share, immediately exercisable following Stockholder Approval (the “Effective Date”), and may be exercised at any time on or after the Effective Date until all of the Cryptocurrency Pre-Funded Warrants issued in the Offerings are exercised in full. Each Cryptocurrency Subscriber’s ability to exercise its Cryptocurrency Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

The Company raised proceeds of $110 million in the Offerings. The Company intends to use the net cash proceeds from the Offerings to fund the acquisition of BERA through open market purchases only and the establishment of the Company’s BERA treasury operations, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto.

Changes in Management and the Board

Employment Agreement with Chief Investment Officer

On October 23, 2025, we entered into a formal employment agreement with Benjamin Isenberg, who has been appointed as our Chief Investment Officer of the Company.

Mr. Isenberg will receive a base salary of $400,000.00 per annum. For each complete fiscal year ending during the employment period, Mr. Isenberg shall be eligible to earn a cash performance bonus based upon achieved our performance metrics for the given fiscal year and/or employee achievement of identified individual performance goals. These goals will be determined by our Compensation Committee within the first quarter of such applicable fiscal year during the term of employment.

S-6

Renah Persofsky Resignation

Effective October 23, 2025, Renah Persofsky resigned from the Board. Renah Persofsky will receive the remaining director fees owed to her through December 31, 2025, in the amount of $19,000.

Aaron LoCascio Resignation

Effective October 23, 2025, Aaron LoCascio resigned from the Board. Aaron LoCascio will receive the remaining director fees owed to him through December 31, 2025, in the amount of $15,000.

Barbara Sher Resignation

Effective December 19, 2025, Barbara Sher resigned her position as Chief Executive Officer and resigned from the Board. Ms. Sher will receive a one-time payment of $1,000,000.

Strategic Advisor Agreement

On October 23, 2025, we entered into Strategic Advisory Agreements (the “Strategic Advisory Agreements”) with the certain strategic advisors (the “Strategic Advisors”), pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of three (3) years, which term automatically renews for successive periods of one (1) year each. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon written notice of a material breach by the other party that has not been cured within thirty (30) days’ of receipt of the written notice, unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the then-current term. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors, the Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase 5,264,752 shares of the Company’s Common Stock (the “Strategic Advisor Warrant Shares”) which is equal approximately to $20.2 million worth of Cash Shares at the time of the Offerings. The exercise price per share of the Strategic Advisor Warrants shall be equal to $0.01 per Strategic Advisor Warrant. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time following the receipt of stockholder approval, for a period of ten (10) years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

Corporate Information

We were incorporated in Delaware on May 2, 2018. We are a holding company that was formed for the purpose of completing an underwritten initial public offering (“IPO”) of shares of our Class A common stock on April 23, 2019 and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Note 1-Business Operations and Organization” within Item 8 of our most recent Annual Report on Form 10-K for further information on the Company’s organization and the IPO and related transactions. We are the sole manager of the Operating Company and, as of December 31, 2024, owned a 100% interest in the Operating Company.

Our executive offices are located at 1095 Broken Sound Parkway, Suite 100, Boca Raton, Florida 33487. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this Prospectus Supplement or any other report or document we file with or furnish to the SEC.

S-7

THE OFFERING

Issuer	Greenlane Holdings, Inc., a Delaware corporation.

Common Stock offered by us	Shares of Class A Common Stock having an aggregate gross offering price of up to $5,355,687.

Common Stock outstanding after this offering	Up to 7,965,863 shares of Class A Common Stock, at an assumed offering price of $1.66 per share, which was the last reported sale price of our Common Stock on Nasdaq on January 5, 2026. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering	Sales of our Class A Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through the Agent acting as principal and/or the sole designated sales agent. See “Plan of Distribution” beginning on page S-25 of this Prospectus Supplement.

Use of proceeds	We intend to use the net proceeds from the sale of the shares of our Common Stock in this offering, if any, for general corporate purposes, which include, among other things: working capital and the pursuit of our new Treasury Policy, which may also fund working capital and fees tied to the new strategy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this Prospectus Supplement. See “Use of Proceeds” beginning on page S-23 of this Prospectus Supplement.

Risk factors	Your investment in shares of our Common Stock involves substantial risks. See the section titled “Risk Factors” beginning on page S-9 of this Prospectus Supplement and in the documents incorporated herein by reference in this Prospectus Supplement and the accompanying Base Prospectus and any free writing prospectus that we authorize for use in connection with this offering for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq symbols	Our Common Stock is listed on Nasdaq under the symbol “GNLN.”

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 7,965,863 shares of our Common Stock outstanding as of the date of this prospectus. The number of shares of Common Stock outstanding immediately prior to this offering and in connection with this offering does not reflect the issuance of Cash Pre-Funded Warrants to purchase 9,789,166 shares of Common Stock, Cryptocurrency Pre-Funded Warrants to purchase 15,504,902 shares of Common Stock, Strategic Advisory Warrants to purchase 5,264,752 shares of Common Stock, 3,000,000 shares of Common Stock reserved under our 2025 Equity Plan, of which 2,998,000 have been granted, or additional outstanding warrants to purchase 31,552 shares of Common Stock.

S-8

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, and all of the other information contained in this Prospectus Supplement and incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering and Ownership of Our Common Stock

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold to or through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion as to the use of the proceeds from this offering may invest or otherwise use the proceeds in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds for purposes other than those contemplated at the time of the offering, including in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that have a material adverse effect on our business or cause the price of our Common Stock to decline, delay the development of additional products and services and our pursuit of our new BERA strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, could cause the market price for our Common Stock to decline.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could decline significantly and impair our ability to raise capital through the sale of additional equity securities.

We have reserved 3,000,000 shares of Common Stock for issuance under our Equity Incentive Plan, and as of the date of this Prospectus Supplement, we have 2,000 available shares to be issued. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline.

Certain of the shares issued under the Equity Incentive Plan are subject to vesting requirements. Additionally, the shares issued under the Equity Incentive Plan to affiliates, including our officers and directors have not been registered for resale.

If we were to register the resale of those shares or the conditions of Rule 144 under the Securities Act become met, the shares held by such affiliates could be freely sold in the public market without limitation. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Common Stock could decline.

S-9

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new Treasury Policy, we expect to see additional volatility.

As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

●	our Treasury Policy;
●	the success of competitive products, services or technologies;
●	regulatory or legal developments in the United States and other countries;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	general economic, industry and market conditions; and
●	the other factors described in the section titled “Risk Factors” in this Prospectus Supplement and the accompanying Base Prospectus and any documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K.

Our Common Stock may trade at a substantial premium or discount to the value of the BERA tokens we hold, and our stock price may be more volatile than the price of BERA.

The market price of our Common Stock reflects many factors that do not affect the spot price of BERA and may therefore diverge materially — positively or negatively — from the per-share value of our BERA token holdings (net of cash, other assets and liabilities). These factors include, among others: our corporate-level expenses; taxes; the timing, size and pricing of equity or debt financings (including at-the-market offerings, equity line financings or convertible securities), equity awards and other sources of dilution; expectations about our future purchases or sales of BERA tokens or our onchain activities, including staking, validator or other DeFi initiatives; our liquidity and public float; differences in trading hours and market microstructure between our Common Stock and spot markets for BERA tokens; changes in index inclusion, analyst coverage or investor sentiment toward us as an operating company; our corporate governance, financial reporting, and any actual or perceived operational, custody, technology or regulatory risks specific to us; and broader equity-market conditions independent of digital asset markets. As a result, our Common Stock may trade at a premium or discount to the value of our BERA token holdings for extended periods, and may be more volatile than the price of BERA tokens. Accordingly, investors could lose all or a substantial part of their investment even if the market price of BERA does not decline, and may not benefit commensurately from increases in the market price of BERA tokens.

Our financial results and the market price of our Common Stock may be affected by the prices of BERA.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in BERA. As of the date of this Prospectus Supplement, we hold over 54,000,000 BERA. The price of BERA has historically been subject to dramatic price fluctuations and is highly volatile. In addition, because our Treasury Policy is currently primarily concentrated in BERA, adverse developments specific to BERA, including protocol-level failures, governance decisions, validator network instability, or ecosystem contraction, could disproportionately impact our financial condition.

Any decrease in the fair value of BERA below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to BERA, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our BERA holdings, the price of BERA may significantly influence the market price of our Common Stock.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our BERA token holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of BERA tokens.

The price of BERA tokens is subject to dramatic price fluctuations and is highly volatile. For example, from February 6, 2025 (the date BERA tokens first became available on digital asset trading platforms) through October 26, 2025, the price of BERA tokens, as reported by CoinGecko.com, ranged from a high of $8.75 to a low of $1.58. We are required to measure our BERA token holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our BERA tokens in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our common stock. Conversely, any sale of BERA tokens at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Because we intend to purchase additional BERA tokens in future periods and increase our overall holdings of BERA tokens, we expect that the proportion of our total assets represented by our BERA token holdings will increase in the future. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

For many reasons, including those described below, our operating results, revenues, and expenses may vary significantly in the future from quarter to quarter. These fluctuations could have an adverse effect on the market price of our Common Stock.

S-10

The trading prices of many digital assets, including BERA, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of BERA, could have a material adverse effect on the value of the Common Stock.

The trading prices of many digital assets, including BERA, have experienced extreme volatility in recent periods and may continue to do so, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Digital asset trading markets, including the BERA network, are relatively new, largely unregulated, and, at times, subject to limited liquidity. As a result, trading activity on or reported by these digital asset trading platforms, including BERA, is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform. The digital asset markets may also be experiencing a bubble or may experience a bubble in the future, which may undermine confidence and affect liquidity of the digital asset markets. A rapid decrease in the price of BERA —whether as a result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any BERA we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and could have a material adverse effect on the value of our Common Stock that may result in the loss of all or substantially all of its value.

We are required to seek Stockholder Approval for the issuance of shares of our Common Stock underlying the Cryptocurrency Pre-Funded Warrants, and the Strategic Advisor Warrants issued in connection with the Offerings, and such securities will not be exercisable for Common Stock until such Stockholder Approval is received.

The continued listing of our Common Stock on Nasdaq depends on our compliance with the requirements for continued listing under the Nasdaq Listing Rules. The Cryptocurrency Pre-Funded Warrants and the Strategic Advisor Warrants will not be exercisable for Common Stock until Stockholder Approval is received. In addition, we will be required to hold a stockholder meeting until we obtain Stockholder Approval, which could cause us to incur significant expenses and divert our management’s time, attention and resources from other aspects of our business.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business, including our Treasury Policy. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies

We have recently adopted a digital asset treasury strategy with a focus on BERA, and we may be unable to successfully implement this new strategy.

We have recently adopted our Treasury Policy primarily dedicated to BERA, including potential investments in BERA, including through staking, validator activities and engaging in other DeFi strategies. There is no assurance that we will be able to successfully implement our Treasury Policy or operate BERA-related activities at the scale or profitability currently anticipated. BERA operates with a proof-of-liquidity consensus mechanism, which differs significantly from other consensus mechanisms, and will require specialized employee skillsets and novel treasury management practices tailored to the Berachain network. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company digital asset strategies. Our Treasury Policy for whatever reason could have a material adverse effect on our business and financial condition.

Our shift towards a BERA-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a BERA-focused strategy exposes us to significant operational risks. In connection with the implementation of our Treasury Policy, we intend to operate a validator to help secure the Berachain network, and we expect to allocate a portion of our BERA holdings to other onchain activities, including staking and certain DeFi strategies. If we serve as a validator, we may suffer slashing or forfeiture of rewards due to downtime, misconfiguration, or malicious software, materially reducing the number of BERA held in our treasury. In addition, the Berachain protocol is rapidly evolving, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup and allocation strategy. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our Treasury Policy, prevent us from realizing positive returns and severely hurt our financial condition.

S-11

A disruption of the internet may affect the operation of blockchain networks, which may adversely affect the digital asset industry and an investment in us.

Berachain protocols rely on the internet. A significant disruption of internet connectivity could disrupt blockchain networks’ functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in us. In particular, some variants of blockchain protocols have experienced denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer or secure digital assets could have a material adverse effect on the price of digital assets generally, and BERA’s value specifically and the value of an investment in us.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning Berachain and other blockchain protocols. If either of these events were to happen, markets that rely on blockchain technologies could quickly collapse, and an investment in our Common Stock may be adversely affected.

Technical shortcomings or defects in the BERA network, including changes to its validator structure, governance model, or core software, could diminish the utility and value of BERA and harm our business.

The BERA network is a public, open-source and decentralized blockchain protocol that is not under our or any single party’s control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, tokenholders, and other ecosystem participants. The existing Berachain protocol may be subject to significant alterations, including by way of community governance votes, and any such changes may have a material adverse effect on BERA and the viability of the Berachain protocol. If Berachain experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in BERA could be severely undermined. Similarly, decisions by influential validators to adopt protocol changes, modify transaction-fee structures, or alter other existing practices or network governance could adversely affect BERA’s economics and, therefore, the value of our holdings. Further, because the governance of decentralized networks, such as Berachain, is by voluntary consensus, a single party could gain majority control of the network, and enact changes or amendments to the network that are otherwise undesirable to other participants. Were this to happen, it could harm the value of BERA and therefore the value of the Common Stock.

S-12

If validators exit the BERA network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make BERA more vulnerable to a malicious actor obtaining control of a large percentage of staked BERA, which might enable them to manipulate the BERA network by censoring or manipulating specific transactions, or undermining the economic incentives underlying the Berachain ecosystem. If the BERA network suffers such an attack, the price of BERA could be negatively affected, and a loss of confidence in the BERA network could result. Any reduction in confidence in the transaction confirmation process or staking power of the BERA network may adversely affect an investment in the Common Stock.

Berachain may not be able to compete with other blockchain networks. If Berachain is not able to compete successfully, the value of BERA would be significantly affected.

Berachain faces intense competition from a large number of established layer-1 blockchains, including Ethereum, Solana, and Binance Smart Chain, layer-2 scaling solutions, and emerging protocols, many of which currently maintain significantly larger active user bases, higher total value locked (“TVL”), more extensive developer communities, broader third-party tooling and wallet support, deeper liquidity across centralized and decentralized exchanges, and more robust cross-chain interoperability frameworks. These competing networks may offer lower transaction fees, faster finality, superior virtual machine performance, more advanced smart-contract languages, or more effective incentive programs that attract users, liquidity providers, dApp developers, and other participants away from Berachain. If Berachain fails to generate sufficient user interest relative to these alternatives, the network could experience reduced protocol adoption and diminished liquidity. Such outcomes may lead to lower user and transaction volumes, reduced fee revenue, impaired ability to fund ongoing development, and a downward spiral in token valuation, ultimately jeopardizing the long-term viability of the Berachain ecosystem.

The economic design underlying PoL may be flawed, may fail to gain adoption, or may be exploited. Any such events could undermine the growth and development of the Berachain network.

Berachain’s network security, incentive alignment, and ecosystem growth depend entirely on the proper functioning of its novel PoL consensus mechanism, including the recently introduced PoLv2 framework. Under this design, validators stake BERA to secure the network and earn BGT emissions through block production, then stake or delegate BGT to dApps to direct future reward allocation; dApps distribute BGT to users for providing liquidity or engaging in protocol activity; and users may burn BGT for BERA. As a new consensus mechanism, users may be reluctant or unable to understand the technical underpinnings and benefits of PoL, and may favor a more traditional consensus mechanism, such as proof of stake or proof of work. If validators delegate BGT to low-performing or malicious dApps, dApps distribute rewards inefficiently or in ways that favor short-term speculation over sustained usage, or liquidity suffers due to lack of actual or perceived alignment between different ecosystem parties, the intended incentive loop may break. Such failures could result in misaligned emissions, and if rewards are capture by a limited set of participants, or if there is insufficient liquidity in core DeFi primitives or declining BERA staking participation, the network effect intended by the PoL consensus mechanism may fail to be achieved. From time to time, the Berachain community may also make additional changes to the PoL mechanism, such as via the PoLv2 update, which introduces increased complexity through dynamic emission schedules, delegation weighting mechanisms, and customizable reward modules, any of which may contain latent design flaws, unintended economic consequences, or vulnerabilities not identified during testing or early deployment. Future iterations of PoL may introduce additional changes that disrupt existing incentives, and even a well-designed system remains susceptible to coordinated exploitation, front-running of reward signals, or sybil attacks. A breakdown in PoL functionality or adoption could lead to declining network activity, erosion of economic security, loss of developer and user confidence, and a decline of the Berachain ecosystem, any of which could have significant adverse consequences for BERA.

We and other users may suffer losses due to staking or validator slashing, which could make Berachain less attractive.

Berachain’s native staking protocol is relatively new and requires users to place BERA in a smart contract that is not under anyone’s control. Users who serve as validators also risk losing some or all of their BERA if they intentionally or unintentionally perform their duties poorly, for example, by double-signing a transaction or experiencing downtime, in a process known as slashing. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation and stakers willingness to participate in staking, and this could further discourage existing and future validators and stakers from serving as such, thereby adversely impacting Berachain’s adoption and the price of BERA. Any disruption of validation on Berachain could interfere with network operations and cause Berachain to be less attractive to users and application developers than competing blockchain networks, which could cause the price of BERA to decrease. Further, the limited liquidity during the unbonding period of the staking process could cause Berachain to be less attractive to users and application developers than competing blockchain networks, which could cause the price of BERA to decrease. Any decrease in the price of BERA could have a material adverse effect on our business and financial condition.

We face risks relating to the potential compromise of Berachain’s and other blockchains’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of Berachain and other blockchains’ network are fundamentally dependent on the robustness of its cryptographic algorithms. BERA and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to Berachain and other blockchains’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning BERA and other digital assets. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain. A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Berachain protocol and the BERA token.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting Berachain and other blockchains’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, hardware, or network protocols could threaten the stability and reliability of Berachain and other blockchains’ ecosystems.

There can be no assurance that Berachain’s and other blockchains’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, Berachain’s and other blockchains’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of BERA and other digital assets and could negatively impact our business, financial condition and results of operations.

S-13

BERA is created and transmitted through the operations of the Berachain network, a decentralized network of computers running software following the Berachain protocol. If the Berachain network is disrupted or encounters any unanticipated difficulties, the value of BERA could be negatively impacted.

If the Berachain network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Berachain network may be disrupted, which in turn may prevent us from depositing or withdrawing BERA from our accounts or otherwise effecting BERA transactions. Such disruptions could include, for example: the price volatility of BERA; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of network participants, custodians or others; the closing of trading platforms on which BERA is transacted due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Berachain network.

We face risks relating to the custody of our BERA or other digital assets, including the loss or destruction of private keys required to access our BERA or other digital assets and cyberattacks or other data loss relating to our BERA or other digital assets.

We expect to self-custody our BERA using, in part, the Fireblocks Vault service. If we lose access to our private keys, we may not be able to recover all or any portion of our BERA, or any value thereof. BERA is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the BERA is held. While the blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the BERA held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, we will not be able to access the BERA held in the related digital wallet and such BERA will be irretrievably lost. While Fireblocks Vault service may be able to initiate a recovery if certain keys remain available, there can be no guarantee that not all keys will be lost or that a catastrophic error won’t occur that would prevent recovery. Furthermore, we cannot provide assurance that our digital wallets will not be compromised as a result of a cyberattack. Blockchain ledgers and blockchain technologies have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities.

Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future. Certain employees or vendors may also be vulnerable to physical or psychological coercion, commonly referred to as “wrench attacks,” as well as scams and social engineering tactics intended to obtain access to passwords or private cryptographic keys, in order to then effectuate the unauthorized transfer or theft of digital assets. A successful security breach or cyberattack could result in:

● a partial or total loss of our BERA;

● significant harm to our reputation and brand;

● improper disclosure of data and violations of applicable data privacy and other laws; or

● significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

● Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of users and confidence in the broader BERA ecosystem or in the use of the BERA network, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to BERA, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. More recently, Bybit was hacked by the Lazarus Group, a North Korean state-sponsored organization, resulting in the loss of $1.5 billion of customer assets. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Berachain ecosystem, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We intend to deploy our BERA into DeFi applications, which are subject to a variety of risks and vulnerabilities.

As part of our treasury management strategy, we also intend to engage in staking, validating, and other permitted activities that involve the use of “smart contracts”, DeFi or dApps. DeFi protocols, wallets, and bridges have been frequent targets of sophisticated cyberattacks, including flash-loan attacks, cross-chain bridge exploits, and private key compromises. Losses from such incidents are often immediate, irreversible, and may not be covered by insurance or contractual recourse.

The use of smart contracts or dApps entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or dApp, potentially leading to a loss of our BERA. Vulnerabilities or flaws in a smart contract could allow attackers to drain assets, prevent us from accessing our holdings, or manipulate protocol operations. Once deployed, smart contracts are difficult to amend, and in many cases cannot be modified at all without widespread validator or governance consensus.

Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the smart contract or dAPP. Smart contracts and dApps may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of BERA or other digital assets.

Certain DeFi protocols are also governed by decentralized communities through on-chain voting mechanisms, which may be subject to capture by a small number of participants. Protocol governance decisions could adversely affect our ability to use or recover assets. Additionally, protocols may change rules, fees, or parameters without advance notice. Moreover, the legal and regulatory treatment of DeFi remains highly uncertain. Regulators could impose restrictions or obligations on participants or on protocols themselves, which could adversely affect our ability to use, access or withdraw such platforms or the value of assets held in them.

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Our management may invest or otherwise use the proceeds of any offering by us in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline. Further, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If we lose key personnel, including our Chief Investment Officer and Strategic Advisors, or if we fail to recruit additional highly skilled personnel, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our Chief Investment Officer and members of our executive team, and other key personnel, including the Strategic Advisors. The loss of the services of any of our executive officers, key employees, and the Strategic Advisors, and our inability to find suitable replacements, could result in significant disruption in our operations and management of our digital assets.

Despite our efforts to retain valuable members of our management, employees and consultants, such key personnel may terminate their employment with us on short notice. Although we have agreements with our key employees and consultants, these agreements provide for at-will employment, which means that any of our employees or consultants could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on any of our employees or consultants.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain our Treasury Policy may be compromised.

Our strategy contemplates the discretionary purchase of BERA and related yield-generating instruments. The capital required to acquire, stake, and actively manage BERA may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

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Our BERA holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our BERA at favorable prices or at all. Further, BERA we stake or otherwise deposit into dApps and DeFi protocols does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Further, any BERA staked or otherwise deployed in DeFi protocols could be subject to partial or total loss if any third-party developer or recipient of the staked or deployed BERA is subject to a cyberattack of any sort or is otherwise unable to repay the assets we’ve deployed. In addition, Berachain’s native staking protocol currently requires a 7-day unbonding period for withdrawing staked BERA tokens. During this period, staked BERA will not earn rewards and will not be liquid. The unbonding period may be subject to change with or without notice to us. Moreover, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered BERA or otherwise generate funds using our BERA holdings, including in particular during times of market instability or when the price of BERA has declined significantly. Furthermore, a certain portion of our BERA are under a contractual lockup from the Berachain Foundation (the “Foundation”), and we may continue to acquire locked BERA at a discount to market prices of unlocked BERA in order to generate value for stockholders. These locked BERA are significantly less liquid than cash and our unlocked BERA holdings. If we are unable to sell our locked or unlocked BERA, enter into additional capital raising transactions using locked or unlocked BERA as collateral, or otherwise generate funds using our locked or unlocked BERA holdings, or if we are forced to sell our locked or unlocked BERA at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As BERA and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of BERA, The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of BERA or the ability of individuals or institutions such as us to own or transfer BERA.

Moreover, the implementation of our Treasury Policy has created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Future regulatory developments regarding the treatment of digital assets, staking rewards, or digital asset treasury strategies for U.S. federal, state, or international tax purposes could materially affect the liquidity or value of BERA, or the way we account for, recognize, and report our BERA holdings and related income.

There is a possibility that BERA tokens may be classified as a “security” under U.S. federal securities laws. If BERA tokens are classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that BERA tokens are a “security,” and BERA tokens have not yet been classified with respect to the U.S. federal securities laws. Although we believe that BERA tokens are not a “security” within the meaning of the U.S. federal securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If BERA is deemed a security, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws, including but not limited to federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that BERA tokens, or any other digital asset we might hold, are a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, penalties or other damages if BERA tokens were determined to be a security by a regulatory body or a court.

Further, if BERA tokens are viewed as a security, it may become more difficult to purchase and sell BERA tokens, as they could only be traded through SEC-registered broker-dealers or exchanges. This would make it more difficult for us to continue our BERA treasury strategy, or to monetize BERA tokens that we hold in the event we need to do so for working capital purposes. Such developments could adversely affect the fair value of BERA, our business, results of operations, financial condition, treasury operations and prospects.

Regulatory change reclassifying BERA as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of BERA and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this Prospectus Supplement.

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While the SEC has not stated a view as to whether BERA is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that BERA is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in BERA exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If BERA is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of BERA as a percentage of our total assets. These steps may include, among others, selling BERA that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our BERA at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If BERA is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of BERA and in turn adversely affect the market price of our Common Stock.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our BEAR strategy, our use of leverage, the manner in which our BERA is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no stockholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our BERA holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding BERA, See “Use of Proceeds.”

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Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. We may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect our business.

FinCEN regulates providers of certain services with respect to “convertible virtual currency,” including BERA tokens. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. There is a risk that if we decide to provide validator services to third parties, FinCEN or other regulators could view such services as the provision of money transmission activities subject to regulations.

If regulatory changes or interpretations require us to register as a money services business with FinCEN under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

Litigation, regulatory enforcement actions, or legal proceedings against key participants in the Berachain ecosystem could materially harm network activity, token demand, and the value of an investment in our Common Stock.

Key participants in the Berachain ecosystem including the Foundation, core contributors, validators, dApp developers, liquidity providers, and token holders may become subject to litigation, regulatory investigations, or enforcement actions in the United States or other jurisdictions. Such legal proceedings could arise from various allegations, including that BERA or BGT constitutes an unregistered security, that PoL incentive mechanisms are illegal, or that ecosystem activities breach anti-money laundering, know-your-customer, sanctions, or consumer protection or other regulations. If any such participant is named in a lawsuit, subpoenaed in a regulatory inquiry, or subjected to an enforcement action, whether by U.S. state, federal or foreign authorities, it may be required to expend significant resources on legal defense, modify or cease operations, restrict user access, or face monetary penalties, disgorgement, or injunctive relief. Adverse outcomes could damage the reputation of the affected participant and, by association, the broader Berachain network, leading to reduced validator participation, declining user confidence, lower transaction volume, and reduced demand for BERA, any of which could materially and adversely affect the price of BERA and the value of our Common Stock.

Berachain provides base layer infrastructure that can be used for multiple types of applications, including applications that may be unregulated or face significant regulatory risks.

Berachain operates as a general-purpose layer-1 blockchain that provides base-layer infrastructure capable of supporting a wide range of dApps, including but not limited to DeFi protocols, liquid staking platforms, decentralized exchanges, lending markets, derivatives platforms, and other smart-contract-based services. Many of these applications may operate in regulatory gray areas or involve activities that are subject to evolving, unclear, or restrictive regulatory frameworks in the United States, European Union, United Kingdom, and other jurisdictions.

For instance, regulatory treatment of liquid staking derivatives remains uncertain and varies by jurisdiction. In the United States, the SEC has taken enforcement actions against certain staking-as-a-service providers, asserting that staked assets or derivative tokens may constitute unregistered securities under the Howey test. While the SEC has recently released a statement stating that, in the views of its Division of Trading and Markets, it will not consider certain qualifying staking services to constitute an offering of securities, this statement is not a rule, regulation, guidance, or statement of the SEC and does not alter applicable law. Given the evolving regulatory framework in the United States, there can be no guarantees that the SEC will not pursue additional enforcement actions against such services in the future. Similarly, regulators in other jurisdictions have expressed concerns that liquid staking tokens could be classified as securities, collective investment schemes, or derivatives requiring licensing.

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Beyond liquid staking, other DeFi applications on Berachain—such as leveraged yield farming, perpetual futures, synthetic assets, or algorithmic stablecoins—may trigger regulatory oversight under securities, commodities, stablecoin, money transmission, anti-money laundering (AML), or know-your-customer (KYC) laws. If any application is deemed to violate applicable regulations, authorities may impose fines, require registration, mandate operational changes, restrict user access (including geo-blocking), or pursue enforcement actions against the protocol’s developers, governance participants, or associated entities.

Such regulatory actions could materially reduce user participation in the affected application, leading to a decline in transaction volume, TVL, and BGT reward delegation to that protocol. Since network fees and BERA demand are directly tied to on-chain activity, a significant reduction in usage of one or more major applications could decrease overall demand for BERA. This, in turn, may result in lower BERA staking participation, reduced network security under PoL, diminished validator revenue, and downward pressure on the market price of BERA, which would adversely affect the value of the Common Stock.

Additional sales, distributions, or issuances of BERA could cause the price of BERA to decline significantly

BERA was created with an initial supply of 500 million BERA, of which 16.8% was allocated to initial core contributors, 34.3% was allocated to investors, and 48.9% was allocated to community programs, including an airdrop (15.8%), future community initiatives to incentivize applications, developers, and users (13.1%), and ecosystem development (20%) to support growth initiatives and the operations of the Foundation. Unlock schedules applicable to these allocations will periodically release additional BERA into circulation, which may create sustained or concentrated selling pressure and adversely affect the market price of BERA. Further, approximately 10% new BERA is generated annually through the protocol’s built-in inflation mechanism via BGT emissions, the rate of which may be adjusted from time to time by community governance. Although BERA used to pay transaction fees is currently burned and removed from circulating supply, there can be no assurance that this burn mechanism will offset inflationary issuances or vesting releases. Sales, distributions, or secondary market transfers of a substantial number of BERA by core contributors, investors, the Foundation, airdrop recipients, or any other holders—whether pursuant to scheduled unlocks, governance-approved initiatives, or otherwise—or the market perception that such transfers are occurring or imminent, could cause the price of BERA to decline significantly, resulting in a partial or complete loss of your investment.

Our BERA holdings may amplify market volatility.

We hold approximately 54 million BERA, representing more than 10% of the total initial BERA supply of 500 million tokens. This significant concentration means that any future sale, transfer, staking, delegation, or other disposition of BERA by us, whether to fund operations, provide liquidity, or for any other purpose, could substantially increase the circulating supply and exert downward pressure on the market price of BERA, regardless of the underlying performance or adoption of the Berachain network. Additionally, our large holdings may create actual or perceived conflicts of interest in governance decisions, validator delegation strategies, or protocol upgrade proposals, particularly if such actions could directly or indirectly benefit our token position at the expense of other BERA holders. The market may also react negatively to the mere possibility of future dispositions by the Company, leading to increased price volatility, reduced investor confidence, and a material decline in the value of BERA, which could adversely affect our financial condition and the value of an investment in our Common Stock.

Digital asset trading platforms on which BERA trades are relatively new and largely unregulated or may not be complying with existing regulations.

Digital asset markets, including spot markets for BERA, are growing rapidly. The digital asset trading platforms through which BERA and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BERA for fiat currency difficult or impossible.

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Digital asset trading platforms may not be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain oversight and safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent market manipulation. As a result, the prices of digital assets such as BERA on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which BERA trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in Berachain and can slow down the mass adoption of Berachain as a base layer protocol. Further, digital asset trading platform failures or the failure of any other major component of the overall Berachain ecosystem can have an adverse effect on the price of BERA, and could therefore have a negative impact on our financial condition and the value of our Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of BERA on trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in digital assets generally or BERA specifically, and result in greater volatility in the market price of digital assets, including BERA, and negatively impact the price of our Common Stock.

Digital assets represent a new and rapidly evolving industry, and the value of our Common Stock may depend, in large part, on the acceptance of Berachain and applications built on the Berachain protocol.

The first digital asset, bitcoin, was launched in 2009. The Berachain protocol launched its mainnet in February 2025. In general, digital asset networks, including Berachain and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of our Common Stock:

● Berachain and Berachain-based applications today have limited use. As a result, the price of BERA may be influenced to a significant extent by speculators, thus contributing to price volatility.

● Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including Berachain.

● Digital asset networks, including networks and networks utilizing Berachain, are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because BERA is a digital asset, the value of the Common Stock is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

● Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as Berachain, would affect the ability to transfer digital assets, including BERA, and, consequently, a disruption may impact BERA’s value.

● Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as Berachain, could result in a “fork” in such network’s blockchain, including Berachain, resulting in the operation of multiple separate networks.

● Governance of the Berachain protocol is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the Berachain protocol, which may stymie Berachain’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on Berachain, especially long-term problems.

● In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Berachain or other blockchain networks could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of Berachain or take our BERA, which would adversely affect the value of the Common Stock. Moreover, functionality of Berachain may be negatively affected such that it is no longer attractive to users, thereby dampening demand for BERA. Even if another digital asset other than BERA were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Common Stock.

Moreover, because digital assets, including BERA, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus Supplement.

Berachain is a relatively new technological innovation with a limited operating history.

Berachain has a limited history of existence and operations. The Berachain protocol launched in early 2025, with BERA first becoming tradable on major global cryptocurrency exchanges in February 2025. As a result, there is only a brief performance record regarding the technical stability, security, scalability, and economic behavior of the Berachain protocol under real-world conditions. The network has not yet been tested through prolonged periods of high transaction volume, sustained validator participation, adverse market conditions, or significant stress on the PoL incentive system, including PoLv2 mechanics such as dynamic emissions, delegation weighting, and reward module execution. As such, there is only limited historical data to assess the resilience of core Berachain protocol components—such as BERA staking dynamics, BGT governance efficiency, or dApp reward distribution—during network congestion, token price volatility, or coordinated economic attacks. Although past performance is not necessarily indicative of future results, a longer operational track record might provide greater insight into the protocol’s ability to maintain PoL consensus stability, sustain liquidity in key markets, or adapt to evolving user and validator behavior. The absence of such history increases uncertainty regarding the long-term viability of the Berachain network and the value of an investment in our Common Stock.

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We face other risks related to our BERA treasury reserve business model.

Our BERA treasury reserve business model exposes us to various risks, including the following:

●	BERA and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our BERA strategy subjects us to enhanced regulatory oversight;

●	regulatory changes could impact our ability to interact with DeFi protocols, stake our digital assets, act as a validator or receive rewards;

●	regulatory scrutiny of our activities may increase, potentially limiting our operations;

●	potential litigation risks exist related to smart contract vulnerabilities, or our business activities;

●	uncertainty around BERA’s regulatory status may impact our ability to maintain our listing;

●	changes in political administration may not guarantee a favorable regulatory environment for BERA;

●	future SEC actions or court decisions could retroactively classify BERA as a security, potentially leading to penalties or forced unwinding of transactions;

●	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements;

●	our use of call and put options on BERA exposes us to derivative-specific risks, including potential leverage effects, counterparty default risk, valuation and liquidity challenges, and the possibility that option strategies may not effectively hedge downside risk or may limit upside participation;

●	concentration of influence by the Foundation or core contributors could impact protocol governance in ways that are adverse to us.

●	market instability or liquidity freezes could prevent us from liquidating BERA or using it as collateral when needed.

Risks Related to Our Use of Derivatives on BERA

We may from time to time utilize call options and put options on BERA as part of our treasury reserve strategy. These derivatives are intended to (i) hedge downside exposure to BERA price volatility and (ii) accelerate our accumulation of BERA in a capital-efficient manner. While these option strategies may enhance our risk-adjusted returns, they expose us to additional risks, including the following:

●	Most BERA options are traded over-the-counter or on non-qualified crypto venues. If a counterparty fails to perform on its obligations, we may be unable to realize gains, recover premiums, or receive delivery of BERA, potentially resulting in a total loss of value associated with the position.

●	Options can introduce effective leverage, amplifying gains but also magnifying losses. We may be required to post collateral or margin, which could reduce liquidity available for our operations. Option contracts may also be illiquid, particularly during periods of market stress, making it difficult to exit or adjust positions.

●	While put options may provide downside protection and call options may accelerate accumulation, there is no guarantee these strategies will be effective. Options may expire worthless, may not move in correlation with BERA spot prices, or may limit upside gains.

●	Option valuations are sensitive to assumptions about implied volatility, time to maturity, and counterparty pricing. These variables may fluctuate significantly, resulting in mark-to-market losses or earnings volatility.

●	The regulatory treatment of BERA derivatives remains uncertain. Future guidance could limit our ability to continue using derivatives or require us to account for them in a manner that increases earnings volatility.

Any of these risks could materially and adversely affect the value of our BERA treasury, our financial condition, and the market price of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Base Prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Prospectus Supplement, the accompanying Base Prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation;

●	the success of our new Treasury Policy;

●	the effects of competition;

●	the volatile and unpredictable changes in the price of BERA;

●	the expected growth of the BERA ecosystem;

●	new or additional governmental regulation;

●	use of proceeds from the sale of shares of our Common Stock under this Prospectus Supplement, if any; and

●	the other factors in described in “Risk Factors” in this Prospectus Supplement and in the “Risk Factors” section of our other SEC filing, including our most recent annual report on Form 10-K.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this Prospectus Supplement and the accompanying Base Prospectus, as well as certain information incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this Prospectus Supplement and the accompanying Base Prospectus with the understanding that our actual future results may be materially different from what we expect.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning on page S-9 of this Prospectus Supplement as well as the risk factors included in the documents incorporated herein and therein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $5,355,687. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the sales agreement with the Agent as a source of financing.

We intend to use the net proceeds, from the sale of the shares of our Common Stock offered in this offering, if any, for general corporate purposes, which include, among other things:

●	working capital; and

●	the pursuit of our new Treasury Policy, including the purchase of additional BERA, which may also fund working capital and fees tied to the new strategy.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this Prospectus Supplement.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with Yorkville Securities, LLC (the “Agent”). Pursuant to this Prospectus Supplement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $5,355,687 from time to time to or through the Agent, acting as principal and/or agent. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this Prospectus Supplement.

Upon delivery of a placement notice to the Agent and subject to the terms and conditions of the sales agreement, the Agent may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agent not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay the Agent’s commissions, in cash, for its services in acting as Agent in the sale of our Common Stock. The Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain documented expenses, including the fees and disbursements of its legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the sales agreement, (b) $10,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate pursuant to the terms of the sales agreement and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or Prospectus Supplement relating to the Common Stock and/or an amendment of the sales agreement) executed pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $500,000.

Settlement for sales of shares of our Common Stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our Common Stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of our shares of Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Common Stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and the Agent may each terminate the sales agreement at any time upon five days’ prior notice.

The Agent and its respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this Prospectus Supplement.

This Prospectus Supplement and the accompanying Base Prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this Prospectus Supplement and the accompanying Base Prospectus electronically.

S-25

LEGAL MATTERS

Certain legal matters will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Yorkville Securities, LLC is being represented in connection with this offering by Duane Morris LLP.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2024, and for the year then ended as set forth in its report dated March 20, 2025, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this Prospectus Supplement and elsewhere in the registration statement of which this Prospectus Supplement is a part. Our consolidated financial statements are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report dated July 18, 2024 which includes an explanatory paragraph as to the company’s ability to continue as a going concern, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this Prospectus Supplement and elsewhere in the registration statement of which this Prospectus Supplement is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.gnln.com. Information on or accessible through our website does not constitute part of, and is not incorporate by reference into, this Prospectus Supplement or the accompanying Base Prospectus (except for SEC reports expressly incorporated by reference herein).

This Prospectus Supplement and the accompanying Base Prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this Prospectus Supplement and the accompanying Base Prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference to the document to which it refers.

S-26

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus Supplement and the accompanying Base Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement and the accompanying Base Prospectus. Subsequent information that we file with the SEC will automatically update and supersede information in this Prospectus Supplement and the accompanying Base Prospectus. Any statement contained in this Prospectus Supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The following documents have been filed by us with the SEC and are incorporated by reference into this Prospectus Supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC April 4, 2025, April 17, 2025, April 18, 2025, April 23, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 1, 2025, May 5, 2025, May 9, 2025, May 30, 2025, June 2, 2025 (only for Item 8.01), June 18, 2025, June 26, 2025, September 5, 2025, October 20, 2025, October 27, 2025, December 2, 2025 , December 15, 2025 and December 19, 2025.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus Supplement and before the later of (1) the completion of the offering of the securities described in this Prospectus Supplement and (2) the date we stop offering securities pursuant to this Prospectus Supplement, will be deemed to be incorporated by reference into this Prospectus Supplement and to be part of this Prospectus Supplement from the date of filing of such reports and documents. The information contained on our website at www.gnln.com is not incorporated into this Prospectus Supplement.

You should not assume that the information in this Prospectus Supplement, the accompanying Base Prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus will be deemed to be modified or superseded for purposes of this Prospectus Supplement and the accompanying Base Prospectus to the extent that a statement contained in this Prospectus Supplement or the accompanying Base Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the accompanying Base Prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

S-27

Greenlane Holdings, Inc.

1095 Broken Sound Parkway, Suite 100

Boca Raton, Florida 33487

(877) 292-7660

Website: http://www.gnln.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT.

S-28

PROSPECTUS

$200,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants

Rights

Units

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

● Shares of our Class A common stock, $0.01 par value per share, or our Class A common stock;

● Shares of our preferred stock, $0.0001 par value per share, or our preferred stock;

● Depositary shares representing our preferred stock, or depositary shares;

● Warrants to purchase our Class A common stock, preferred stock or depositary shares;

● Rights to purchase our Class A common stock or preferred stock; and

● Units comprised of shares of our Class A common stock, shares of preferred stock, warrants or rights in any combination and in one or more series

We refer to our Class A common stock, preferred stock, depositary shares, warrants, units and rights registered hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $200,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities we offer under this prospectus will not exceed $200,000,000, but may be further limited in any twelve-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”), pertaining to primary offerings by certain registrants, which includes our Company. The limitations imposed on us by Instruction I.B.6 are described in further detail below.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers or through any combination of these methods. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 13. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “GNLN.” As of September 4, 2025, our public float, which is equal to the aggregate market value of our outstanding Class A common stock held by non-affiliates, was approximately $5,559,720, based on 1,386,551 outstanding shares of Class A common stock, of which 1,386,464 shares are held by non-affiliates, and a price of $4.01 per share, which was the highest reported closing price of our Class A common stock on Nasdaq on August 11, 2025, a date within 60 days prior to the date of this prospectus. Pursuant to Instruction I.B.6, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this prospectus.

See “Risk Factors” beginning on page 4 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                              , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, including Greenlane Holdings, LLC, a Delaware limited liability company, or the Operating Company, of which we are the sole manager.

FORWARD-LOOKING STATEMENTS

This prospectus, filed as part of a registration statement on Form S-3 (“Form S-3”), and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:

● statements regarding our growth and other strategies, and expectations with respect to results of operations or liquidity;

● statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

● statements regarding our industry;

● statements of management’s goals and objectives;

● projections of revenue, earnings, capital structure and other financial items;

● assumptions underlying statements regarding us or our business; and

● other similar expressions concerning matters that are not historical facts.

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Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors” or “Part II - Item 1A - Risk Factors” in our Quarterly Reports on Form 10-Q which is incorporated by reference in this prospectus and in other documents that we file from time to time with the SEC.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors.”

● our strategy, outlook and growth prospects;

● our ability to successfully execute our periodically announced strategic initiatives;

● general economic trends and trends in the industry and markets in which we operate;

● public health crises;

● our dependence on, and our ability to establish and maintain business relationships with, third-party suppliers and service suppliers;

● the competitive environment in which we operate;

● our vulnerability to third-party transportation risks;

● the impact of governmental laws and regulations and the outcomes of regulatory or agency proceedings;

● our ability to accurately estimate demand for our products and maintain appropriate levels of inventory;

● our ability to maintain or improve our operating margins and meet sales expectations;

● our ability to adapt to changes in consumer spending and general economic conditions;

● our ability to use or license certain trademarks;

● our ability to maintain consumer brand recognition and loyalty of our products;

● our and our customers’ ability to establish or maintain banking relationships;

● fluctuations in U.S. federal, state, local and foreign tax obligation and changes in tariffs;

● our ability to address product defects;

● our exposure to various potential claims, lawsuits and administrative proceedings;

● contamination of, or damage to, our products;

● unfavorable scientific studies on the long-term health risks of vaporizers, electronic cigarettes, e-liquid products or hemp-derived products, including cannabidiol (“CBD”);

● failure of our information technology systems to support our current and growing business;

● our ability to prevent and recover from Internet security breaches;

● our ability to generate adequate cash from our existing business to support our growth;

● our ability to raise capital on favorable terms, or at all, to support the continued growth of the business;

● our ability to protect our intellectual property rights;

● our dependence on continued market acceptance of our products by consumers;

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● our sensitivity to global economic conditions and international trade issues;

● our ability to comply with certain environmental, health and safety regulations;

● our ability to successfully identify and complete strategic acquisitions;

● natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes;

● increased costs as a result of being a public company; and

● our failure to maintain adequate internal controls over financial reporting.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results. This prospectus, and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

OUR COMPANY

Founded in 2005, Greenlane Holdings, Inc. (the “Company” or “Greenlane”) is a premier global platform for the development and distribution of premium cannabis accessories, vape devices, and lifestyle products. With three different mergers in 2021, Greenlane was able to strengthen its leading position as a consumer ancillary products house-of-brands business, significantly expanding its customer network, bringing strategic relationships with leading cannabis multi-state operators (“MSOs”), cannabis single-state operators (“SSOs”), and Canadian licensed producers (“LPs”). Greenlane provides a wide array of ancillary products to thousands of cannabis producers, processors, brands, and retailers (“Cannabis Operators”). In addition, it serves specialty retailers, smoke shops, head shops, convenience stores, and consumers directly through its own proprietary web stores and large online marketplaces such as Amazon.

We have been developing a world-class portfolio of both our own proprietary brands (the “Greenlane Brands”) along with close partner brands that we believe will, over time, deliver higher margins and create long-term value for our customers and shareholders. Our Greenlane Brands include our more affordable product line - Groove, our premium smoke shop and ancillary product brand - Higher Standards, and our child-resistant packaging brand - Pollen Gear. In collaboration with our partner brands, including the innovative silicone pipes and accessories line, Eyce, and the premium vaporizer brand, DaVinci, Greenlane is strategically positioned to serve as a comprehensive one-stop shop for all buyers. We also have category exclusive licenses for the premium Marley Natural branded products, as well as the Keith Haring branded products.

The Greenlane Brands, along with a curated set of third-party products, are offered to customers through our proprietary, owned and operated e-commerce platforms which include Wholesale.Greenlane.com, Vapor.com, PuffItUp.com, HigherStandards.com, and MarleyNaturalShop.com. Additionally, our presence on popular e-commerce platforms such as Amazon, Etsy, and eBay enables us to reach customers directly, providing them with valuable resources and a seamless purchasing experience.

We merchandise vaporizers, packaging, and other ancillary products in the United States, Canada, Europe, and Latin America. We distribute products to retailers through wholesale operations and distribute products to consumers through constantly evolving e-commerce activities. We operate our own distribution centers in the United States, while also utilizing third-party logistics (“3PL”) locations in the United States, Europe, and Canada. We have made tremendous progress consolidating and streamlining our warehouse and distribution in 2023, including the consolidations of our warehouse in Worcester, MA and 3PL location in Hebron, KY to our owned facility in Moreno Valley, California in 2023.

Greenlane offers a full-spectrum of products, positioning us to meet all our customers’ growing demands. We focus on serving consumers across wholesale, retail, and e-commerce operations-offering all of our Greenlane Brands, as well as ancillary products and accessories from select leading third-party brands such as Storz and Bickel, Grenco Science, PAX, Cookies, and more. These products form a central part of our growth strategy, especially as it relates to scaling our own portfolio of higher-margin proprietary owned brands. In addition, we serve Cannabis Operators by providing ancillary products essential to their daily operations and growth, such as packaging and vaporization solutions, including our Greenlane Brand Pollen Gear.

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We were incorporated in Delaware on May 2, 2018. We are a holding company that was formed for the purpose of completing an underwritten initial public offering (“IPO”) of shares of our Class A common stock on April 23, 2019 and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Note 1-Business Operations and Organization” within Item 8 of our most recent Annual Report on Form 10-K for further information on the Company’s organization and the IPO and related transactions. We are the sole manager of the Operating Company and, as of December 31, 2024, owned a 100% interest in the Operating Company.

Our executive offices are located at 1095 Broken Sound Parkway, Suite 100, Boca Raton, Florida 33487. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially fund business acquisitions and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Delaware General Corporation Law, or the DGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.

General

We have one class of securities outstanding, our Class A common stock, $0.01 par value, registered under Section 12 of the Exchange Act. Our Class B common stock, $0.0001 par value per share is not registered under Section 12 of the Exchange Act, but a description of our Class B common stock is included herein in order to give context to the relative rights of the holders of our Class A common stock. As of September 5, 2025, no shares of Class B common stock were outstanding and we held all of the common units in the Operating Company

The following is a description of the rights and privileges of our common stock and related provisions of our amended and restated certificate of incorporation (the “charter”), our amended and restated bylaws (the “bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, our charter and bylaws and the applicable provisions of Delaware law.

Our charter provides that our authorized capital stock consists of 1,800,000,000 shares of our Class A common stock, 30,000,000 shares of our Class B common stock and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Class A Common Stock

Issuance of Class A Common Stock with our Common Units

We may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of our Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of common units of the Operating Company (“common units”) we own, and the number of outstanding shares of our Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.

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Voting Rights

Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of our common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.

Dividend Rights

Holders of our Class A common stock share ratably (based on the number of shares of our Class A common stock held) if and when any dividend is declared by our Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our Class A common stock with respect to the payment of dividends.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.

Other Matters

No shares of our Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of our Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.

Authorized but Unissued Shares

The authorized but unissued shares of our Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our Class A common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading

Our Class A common stock is listed on Nasdaq under the symbol “GNLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

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Class B Common Stock

Issuance of Class B Common Stock with our Common Units

Shares of our Class B common stock may be issued only to, and registered in the name of, the owners of our common units prior to our initial public offering and persons who acquire shares of our Class B common stock by a transfer from a holder of shares of our Class B common stock. Following any issuance, there must be a one-to-one ratio between the number of our common units owned by all holders of our Class B common stock and the number of outstanding shares of our Class B common stock owned by all such holders. Shares of our Class B common stock will be cancelled on a one-to-one basis if a holder of shares of our Class B common stock elects to have its corresponding common units redeemed pursuant to the terms of the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”).

Voting Rights

Holders of our Class B common stock are entitled to cast one vote per share, with the number of shares of our Class B common stock held by each of our stockholders other than Aaron LoCascio, our co-founder, former Chief Executive Officer and President and a current member of the Board, Adam Schoenfeld, our co-founder, former Chief Strategy Officer and Chief Marketing Officer and a current member of our Board, and Jacoby & Co. Inc., an affiliated entity of Messrs. LoCascio and Schoenfeld (the “Non-Founder Members”) being equal to the number of our common units held by such Non-Founder Member. Holders of our Class B common stock are not entitled to cumulate their votes in the election of directors.

Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.

Dividend Rights

Holders of our Class B common stock will not participate in any dividend declared by our Board.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of our Class B common stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our charter and the Operating Agreement, holders of our Class B common stock are subject to restrictions on transfer of such shares, including that:

● the holder will not transfer any shares of our Class B common stock to any person, other than to us, unless the holder simultaneously transfers an equal number of our common units to the same person; and

● in the event the holder transfers any of our common units to any person, other than to us, the holder will simultaneously transfer an equal number of shares of our Class B common stock to the same person.

Other Matters

No shares of our Class B common stock will be subject to redemption or have preemptive rights to purchase additional shares of our Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights.

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DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

General

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of September 5, 2025, no shares of our preferred stock were issued and outstanding.

Subject to the limitations prescribed by Delaware law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or a duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

● the title and stated value of such preferred stock;

● the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

● the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

● whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

● the procedures for any auction and remarketing, if any, for such preferred stock;

● the provisions for a sinking fund, if any, for such preferred stock;

● the provisions for redemption, if applicable, of such preferred stock;

● any listing of such preferred stock on any securities exchange;

● the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our Class A common stock, including the conversion price (or manner of calculation thereof) and conversion period;

● a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

● any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

● any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

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The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

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Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. The deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

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Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if either party is prevented from or delayed in performing its obligations under the deposit agreement by law or any circumstances beyond its control. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

● the title and issuer of such warrants;

● the aggregate number of such warrants;

● the price or prices at which such warrants will be issued;

● the currencies in which the price or prices of such warrants may be payable;

● the designation, amount and terms of the securities purchasable upon exercise of such warrants;

● the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

● if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

● the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

● the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

● the minimum or maximum amount of such warrants which may be exercised at any one time;

● information with respect to book-entry procedures, if any;

● a discussion of material U.S. federal income tax considerations; and

● any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of our Class A common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

● the date for determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of Class A common stock purchasable upon exercise of such rights and the exercise price;

● the aggregate number of rights being issued;

● the date, if any, on and after which such rights may be transferable separately;

● the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

● a discussion of material U.S. federal income tax considerations; and

● any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or rights, or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

● the terms of the units and of any of the common stock, preferred stock, warrants, rights and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

● a description of the terms of any unit agreement governing the units; and

● a description of the provisions for the payment, settlement, transfer or exchange of the units.

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OUR OPERATING COMPANY AND THE OPERATING AGREEMENT

The following is a summary of the material provisions of the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC, or the Operating Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law, as amended, and the operating agreement. See “Where To Find Additional Information.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc. alone, and not to its subsidiaries. For the purposes of this section, references to the “Operating Company” refer to Greenlane Holdings, LLC, a subsidiary of Greenlane Holdings, Inc.

General

We operate our business through the Operating Company (Greenlane Holdings, LLC) and its subsidiaries. We and the other members party thereto have entered into the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”). As of December 31, 2024, we were the sole member of the Operating Company and held all of the common units. The operations of the Operating Company and the rights and obligations of the holders of common units, are set forth in the Operating Agreement.

Appointment as Manager

Under the Operating Agreement, we are the sole manager of the Operating Company. As the manager, we control all day-to-day business affairs and decision-making of the Operating Company without the approval of any other member, unless otherwise stated in the Operating Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of the Operating Company and the day-to-day management of the Operating Company’s business.

Compensation

We are entitled to compensation for our services as the manager. We are entitled to reimbursement by the Operating Company for all fees and expenses incurred on behalf of the Operating Company, including all expenses associated with this offering and maintaining its corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, including all costs of maintaining our Board and its committees, executive compensation and certain insurance policies.

Capitalization

The Operating Agreement provides for a single class of common membership units, which we refer to as the “common units.” The Operating Agreement reflects a split of common units such that we acquired one common unit with the net proceeds received by us from the initial public offering from the sale of one share of our Class A common stock. Each of our common units entitles the holder to a pro rata share of the net profits and net losses and distributions of the Operating Company. As of December 31, 2024, we held all of the common units in the Operating Company.

Distributions

The Operating Agreement requires “tax distributions,” as that term is defined in the Operating Agreement, to be made by the Operating Company to its “members,” as that term is defined in the Operating Agreement. Tax distributions will be made at least annually to each member of the Operating Company, including us, based on such member’s allocable share of the taxable income of the Operating Company and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of the Operating Company, reasonably determine. For this purpose, the taxable income of the Operating Company, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of common units from the members. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from the Operating Company for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Operating Agreement also allows for distributions to be made by the Operating Company to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Operating Agreement. We expect the Operating Company may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by the Operating Company for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A common stock.

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Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Us

Our charter and the Operating Agreement require that we and the Operating Company, respectively, at all times maintain a ratio of one common unit owned by us for each share of our Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Dissolution

The Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding common units, will be required to voluntarily dissolve the Operating Company. In addition to a voluntary dissolution, the Operating Company will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up the Operating Company; and (ii) second, to pay all debts and liabilities and obligations of the Operating Company. All remaining assets of the Operating Company will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in the Operating Company (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).

Indemnification and Exculpation

The Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of the Operating Company as the manager, an officer, an employee or an agent of the Operating Company; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of the Operating Company, or, with respect to any criminal action or proceeding other than by or in the right of the Operating Company, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Operating Agreement or in other agreements with the Operating Company.

We, as the manager, and our affiliates, will not be liable to the Operating Company, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Operating Agreement or other agreement with the Operating Company.

Amendments

As the sole member of the Operating Company, we may amend the Operating Agreement at any time in our sole discretion.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents or through any combination of these methods. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

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Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus, including our Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares. Those “at-the-market” offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

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In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our Class A common stock is listed on the Nasdaq under the symbol “GNLN.” Any securities that we issue, other than our Class A common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2024, and for the year then ended as set forth in its report dated March 20, 2025, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report dated July 18, 2024 which includes an explanatory paragraph as to the company’s ability to continue as a going concern, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

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We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

● our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025;

● our Annual Report on Form 10-K, filed with the SEC on April 24, 2020, which incorporates the description of our Class A common stock, and all reports filed for the purpose of updating such description.

● our Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 18, 2025 , February 20, 2025, April 4, 2025, April 17, 2025, April 18, 2025, April 23, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 1, 2025, May 5, 2025, May 9, 2025, May 30, 2025, June 2, 2025 (only for Item 8.01), June 18, 2025, June 26, 2025 and September 5, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 100
Boca Raton, Florida 33487
(877) 292-7660
Website: http://www.gnln.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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Up to $5,355,687

Class A Common Stock

PROSPECTUS SUPPLEMENT

Yorkville Securities

January 7, 2026